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                                                           EXHIBIT 10(iii)

                               STRYKER CORPORATION
                   SUPPLEMENTAL SAVINGS AND RETIREMENT PLAN
                    (as Amended Effective January 1, 1995)

1.  PURPOSE OF THE PLAN

    The purpose of this Stryker Corporation Supplemental Savings and Retirement Plan is to provide a select group of the Company's executives with an opportunity to defer a portion of their annual pay and to receive the benefit of Company contributions, to the extent such benefits are unavailable to such executives under the Savings Plan (as hereinafter defined) as a result of limitations imposed by the Internal Revenue Code of 1986, as amended, or other limitations imposed by the terms of such plan.

2.  DEFINITIONS

     2.01 ACCOUNT shall mean the bookkeeping account maintained for a Participant to record his Pay Deferrals, Matching Contributions, and Company Discretionary Contributions, together with earnings thereon credited pursuant to Section 7.03.

     2.02 ADMINISTRATOR shall mean the Company. The Company may periodically delegate some or all its duties as Administrator to a committee appointed by the Board.

     2.03 BOARD shall mean the Board of Directors of the Company.

     2.04 CODE shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.05 COMPANY shall mean Stryker Corporation and any successor thereto. Where the context requires, "Company" shall also include any employer related to the Company any of whose employees have been designated as eligible to participate in the Plan.

     2.06 COMPANY DISCRETIONARY CONTRIBUTION shall mean the amount credited to a Participant's Account pursuant to Article 6.

     2.07 COMPENSATION shall mean "Compensation" as defined in the Savings Plan; provided, however, that for purposes of the Plan the limitation on a Participant's Compensation for a Plan Year shall be 200% of the Section 401(a)(17) Limitation for such Plan Year.

     2.08 DEFERABLE COMPENSATION shall mean a Participant's Compensation for a Plan Year that is ineligible for deferral under the Savings Plan because it is earned after the Participant's pay deferrals under the Savings Plan have attained the dollar limitation under
          Section 402(g)(1) of the Code (or such lesser limitation on pay deferrals as may apply to the Participant under the terms of the Savings Plan) for such Plan Year.

     2.09 DISCRETIONARY CONTRIBUTION PERCENTAGE shall mean the employer's discretionary contribution for a Plan Year under the Savings Plan, expressed as a percentage of a participant's includible compensation for such Plan Year under the Savings Plan.
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     2.10 EFFECTIVE DATE shall mean January 1, 1994.

     2.11 EMPLOYEE shall mean an employee of the Company.

     2.12 ENTRY DATE shall mean January 1 of any Plan Year.

     2.13 INVESTMENT ELECTION shall mean a Participant's election under
          Article 7 of the investment fund or funds used to measure the investment performance of the Participant's Account.

     2.14 MATCHING CONTRIBUTION shall mean the amount credited to a Participant's Account pursuant to Article 5.

     2.15 PARTICIPANT shall mean an Employee who satisfies the requirements for participation in the Plan pursuant to Section 3.01 and whose Account has not been distributed.

     2.16 PAY DEFERRAL ELECTION shall mean a Participant's election pursuant to Section 4.01 to defer a portion of his Deferable Compensation.

     2.17 PAY DEFERRALS shall mean the amounts credited to a Participant's Account pursuant to Section 4.01.

     2.18 PLAN shall mean this Stryker Corporation Supplemental Savings and Retirement Plan, as amended from time to time.

     2.19 PLAN YEAR shall mean the calendar year.

     2.20 SAVINGS PLAN shall mean the Stryker Corporation 401(k) Savings and Retirement Plan, as amended from time to time.

     2.21 SECTION 401(a)(17) LIMITATION shall mean the dollar limitation under Section 401(a)(17) of the Code in effect for a Plan Year.

     2.22 SELECT GROUP shall mean, with respect to a Plan Year, the select group of management or highly compensated Employees who are designated by the Board of Directors as eligible to participate in this Plan.

     2.23 UNFORESEEABLE EMERGENCY shall have the meaning ascribed thereto in Section 11.03.

     2.24 VALUATION DATE shall mean the last day of each calendar quarter.

3.  PARTICIPATION

     3.01 PARTICIPATION. Any Employee who is a member of the Select Group shall become eligible to participate in the Plan as of the Entry Date coincident with or next following the latest of (i) the Effective Date, (ii) the date he becomes eligible to participate in the Savings Plan, or (iii) the date he becomes a member of the Select Group. Participation in the Plan shall terminate when all amounts credited to a Participant's Account have been distributed.

4.   PAY DEFERRALS

      4.01 PAY DEFERRAL ELECTIONS

      (a) A Participant may elect to defer a portion of his Deferable Compensation otherwise payable during the Plan Year by making a
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           written election on such form as the Administrator shall
           designate. Such election shall specify a whole percentage of the Participant's Deferable Compensation which the Participant elects to defer, which percentage may not exceed the maximum percentage of compensation that may be deferred by nonhighly compensated employees under the terms of the Savings Plan. Such election must be made prior to the first day of such Plan Year or such earlier date as the Administrator may specify, and may not be modified or revoked after the commencement of such Plan Year except as provided in Sections 4.02 and 11.01.

      (b) An amount deferred pursuant to a Pay Deferral Election shall be withheld from the Deferable Compensation otherwise payable to the Participant, and shall be credited to the Participant's Account as of the date on which such amount was withheld.

      (c)  A Pay Deferral Election applies only to the Deferable
           Compensation for the Plan Year to which such election relates. To defer a portion of his Deferable Compensation in a subsequent Plan Year a Participant must make a new Pay Deferral Election.

      4.02 SUSPENSION OF DEFERRALS. Notwithstanding anything to the contrary in this Article 4, in the event the Administrator approves a Participant's request for a suspension of deferrals pursuant to Section 11.01 on account of an Unforeseeable Emergency, the Participant's Pay Deferral Election shall be suspended (and the Participant shall be ineligible to make a new Pay Deferral Election) with respect to any Compensation otherwise payable during the period beginning on the date of such withdrawal or effective date of such approval and ending on the last day of the next succeeding Plan Year.

5.   MATCHING CONTRIBUTIONS

      5.01 For each Plan Year, the Company shall credit to the Account of each eligible Participant a Matching Contribution equal to the lesser of (i) 50% of such Participant's Pay Deferrals for such Plan Year or (ii) 4% of such Participant's Compensation in excess of the Section 401(a)(17) Limitation for such Plan Year. Such Matching Contribution shall be credited to the Participant's Account by the March 15 following the end of such Plan Year.

      5.02 A Participant shall be eligible for a Matching Contribution with respect to a Plan Year only if he is eligible for a matching contribution under the Savings Plan for such Plan Year.

6.   COMPANY DISCRETIONARY CONTRIBUTIONS

      6.01 For each Plan Year, the Company shall credit to the Account of each eligible Participant a Company Discretionary Contribution equal to such Participant's Compensation in excess of the
           Section 401(a)(17) Limitation for such Plan Year, multiplied by the Discretionary Contribution Percentage for such Plan Year. Such Company Discretionary Contribution shall be credited to the Participant's Account by the March 15 following the end of such Plan Year.

      6.02 A Participant shall be eligible for a Company Discretionary Contribution with respect to a Plan Year only if he is eligible for an employer discretionary contribution under the Savings Plan for such Plan Year.
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7.   INVESTMENT PERFORMANCE ELECTIONS

      7.01 INITIAL ELECTION. Prior to the commencement of his participation in the Plan, each Participant shall file an initial Investment Election which shall designate from among the investment funds available for selection under the Plan the investment fund or funds which shall be used to measure the investment performance of the Participant's Account.

      7.02 CHANGE IN ELECTION. A Participant may change his Investment Election effective as of the first day of any calendar quarter by filing a written notice with the Administrator at least 30 days in advance of such date.

      7.03 CREDITING OF INVESTMENT RETURN. As of each Valuation Date, each Participant's Account shall, under such procedures as the Administrator shall establish, be credited with any income, and debited with any loss, that would have been realized if the amounts credited to his Account had been invested in accordance with his Investment Election. References in the Plan to Investment Elections are for the sole purpose of attributing hypothetical investment performance to each Participant's Account. Nothing herein shall require the Company to invest, earmark, or set aside its general assets in any specific manner.

      7.04 AVAILABLE INVESTMENT FUNDS. The investment funds available for selection under the Plan shall be the investment funds (other than the employer stock fund) available for investment under the Savings Plan.

8.   ACCOUNTS

      8.01 MAINTENANCE OF ACCOUNTS. The Administrator shall maintain or cause to be maintained records showing the individual balances of each Account. At least once per quarter each Participant shall be furnished with a statement setting forth the value of his Account.

      8.02 VESTING. A benefit shall be payable under this Plan only to the extent that it is vested. The portion of a Participant's Account attributable to Pay Deferrals, together with credited earnings or losses thereon, shall be fully vested at all times. The portion of a Participant's Account attributable to Matching Contributions and Company Discretionary Contributions, and credited earnings and losses with respect thereto, shall be vested only to the extent that matching contributions and employer discretionary contributions credited to the Participant's account under the Savings Plan are vested. The nonvested portion of a Participant's Account shall be forfeited at the same time, and under the same conditions, as the nonvested portion of his account under the Savings Plan is forfeited.

9.   DISTRIBUTION OF BENEFITS

      9.01 BENEFIT PAYMENT ELECTION. Prior to the commencement of his participation in the Plan, each Participant shall file a benefit payment election with the Administrator on such form as the Administrator shall prescribe specifying (i) whether the Participant's benefit is to be paid in a lump sum, in substantially equal annual installments, or in a combination thereof, (ii) the year in which such lump-sum payment is to be
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           made or such installments are to commence, and (iii) if
           installments are elected, the number of such installments. Except as provided in Section 11.02, no portion of a Participant's benefit may be distributed prior to his separation from service. Lump-sum payments may not be made later than, and installment payments may not extend beyond, the tenth anniversary of the date of the Participant's separation from service.

      9.02 CHANGE IN ELECTION. A Participant's benefit payment election may be changed from time to time, provided, however, that no such change shall be effective if the Participant's separation from service from the Company occurs less than one year after the date such change is made. In such event the Participant's benefit shall be paid in accordance with his most recent election or change in election (other than a change in election made less than one year before his separation from service).

      9.03 DISTRIBUTION OF BENEFITS.  Except as otherwise provided in
           Article 10 and Section 11.02, a Participant's Account shall be distributed in accordance with his benefit election made in accordance with Section 9.01 (after giving effect to any modifications to such election pursuant to Section 9.02). The payment of any installment or lump sum shall, in accordance with the Participant's election, be made either (i) within 90 days after the end of the calendar quarter during which the Participant separates from service or (ii) within the first 90 days of a calendar year commencing after the Participant separates from service.

10.  DEATH OF A PARTICIPANT

     10.01 Except as otherwise provided in Section 10.02, in the event of a Participant's death prior to the distribution of his entire Account balance, the remaining balance in his Account shall be distributed in accordance with his benefit payment election made pursuant to Section 9.01 (after giving effect to any modifications to such election pursuant to Section 9.02). Such distribution shall be made to the beneficiary designated by the Participant under the Savings Plan, unless the Participant has specifically designated a different beneficiary under this Plan in a writing filed with the Administrator.

     10.02 A Participant may elect to have any amount remaining in his Account upon his death paid to his beneficiary in a lump sum within 60 days after the Administrator has received notification of his death, rather than in accordance with his benefit payment election under Section 9.01. Such a lump-sum death benefit election may be made or revoked at any time, provided, however, that no such election or revocation shall be effective if made less than one year before the date of the Participant's death.

11.  UNFORESEEABLE EMERGENCIES

     11.01 SUSPENSION OF DEFERRALS. In the vent of a Participant's Unforeseeable Emergency, such Participant may request a suspension of his Pay Deferral in accordance with Section 4.02 (if a suspension is not already in effect pursuant to such section). Any such request shall be subject to the approval of the Administrator, which approval shall not be granted unless such need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of
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           the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). If the request is granted, such suspension shall be effective as of such date as the Administrator shall prescribe.

     11.02 EMERGENCY WITHDRAWAL. In the event of a Participant's Unforeseeable Emergency, such Participant may request an emergency withdrawal from his Account. Any such request shall be subject to the approval of the Administrator, which approval
           (a) shall not be granted unless the Participant's Pay Deferral Election have been suspended pursuant to Section 4.02, (b) shall only be granted to the extent reasonably needed to satisfy the need created by the Unforeseeable Emergency, and (c) shall not be granted to the extent that such need may be relived (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

     11.03 UNFORESEEABLE EMERGENCY. An "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or his dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. Examples of circumstances not qualifying as an Unforeseeable Emergency include the need to send a Participant's child to college and the desire to purchase a home.

12.  ADMINISTRATION

     The Plan shall be administered by the Administrator, which shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan. The Administrator's good-faith determination with respect to any issue relating to the interpretation of the Plan shall be conclusive and final.

13.  GENERAL PROVISIONS

     13.01 NO CONTRACT OF EMPLOYMENT. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant for a continuation of employment, nor shall it interfere with the rights of the Company to discharge a Participant and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

     13.02 WITHHOLDING. As a condition to a Participant's entitlement to benefits hereunder, the Company shall have the right to deduct from any amounts otherwise payable to a Participant, whether pursuant to the Plan or otherwise, or otherwise to collect from the Participant, any required withholding taxes with respect to benefits under the Plan.

     13.03 NON-ASSIGNABILITY OF BENEFITS.  Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.
           No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or a levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.
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     13.04 SUCCESSOR EMPLOYERS.  The Plan shall be binding upon the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, and whether by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company, by written agreement to expressly assume and agree to perform the Company's obligations under the Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. The provisions of this Section
           13.04 shall continue to apply to each subsequent employer of the Participant hereunder in the event of any subsequent merger, consolidation, or transfer of assets of such subsequent employer.

     13.05 GOVERNING LAW. The laws of the State of Michigan shall govern the construction of this Plan and the rights and the liabilities hereunder of the parties hereto.

     13.06 PRONOUNS. The masculine pronoun shall mean the feminine wherever appropriate.

14.  SOURCE OF BENEFITS

     The Plan is an unfunded plan maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Benefits under the Plan shall be payable from the general assets of the Company except to the extent paid from the Stryker Corporation Supplemental Savings and Retirement Plan Trust (a grantor trust of the type commonly known as a "rabbi trust"). The Plan shall not be construed as conferring on a Participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property or any kind possessed by the Company. To the extent that a Participant or any other person acquires a right to receive payments from the Company, such right shall be no greater than the right of an unsecured general creditor.

15.  EFFECTIVE DATE

     This Plan, as amended and restated as set forth herein, shall be effective as of January 1, 1995.

16.  AMENDMENT OR TERMINATION

     The Board of Directors of the Company reserves the right to amend or terminate this Plan at any time; provided, however, that without such Participant's written consent, no amendment or termination of the Plan shall adversely affect the right of any Participant to receive, or otherwise result in a material adverse effect on such Participant's rights under the Plan with respect to, his accrued vested benefits as determined as of the date of amendment or termination.

      IN WITNESS OF WHICH, the Company has adopted the Plan this 14th day of December 1994.

                                                   STRYKER CORPORATION

                                                   By:  THOMAS R. WINKEL
                                                        Thomas R. Winkel,
                                                        Vice President